Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial statements of GigOptix and Terasquare as if the merger had occurred on January 1, 2014.

Pro Forma Combined Information

The following unaudited pro forma condensed combined balance sheet as of June 28, 2015 is based on (i) the historical consolidated balance sheet of GigOptix as of June 28, 2015 and (ii) the historical balance sheet of Terasquare as of June 30, 2015. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the six months ended June 28, 2015 are based on (i) the historical consolidated statements of operations of GigOptix for the year ended December 31, 2014 and the six months ended June 28, 2015 and (ii) the historical statements of operations of Terasquare for the year ended December 31, 2014 and the six months ended June 30, 2015.

Pro forma combined adjustments and the assumptions related to the Terasquare acquisition were prepared using the purchase method of accounting and are based on the assumption that the acquisition of Terasquare took place as of June 28, 2015 for purposes of the pro forma condensed combined balance sheet and January 1, 2014 for purposes of the pro forma condensed combined statements of operations. The preliminary purchase price allocation used in the accompanying unaudited pro forma financial statements is based on estimates as of the date of this report and may differ from the final purchase price allocation.

In accordance with the purchase method of accounting, the actual consolidated financial statements of GigOptix will reflect the Terasquare acquisition only from and after the date of acquisition.

The unaudited pro forma condensed combined financial information included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the Terasquare acquisition, including but not limited to those associated with potential (i) reductions of corporate overhead, (ii) eliminations of duplicate functions and (iii) increased operational efficiencies through the adoption of best practices and capabilities from each company.

The pro forma condensed combined financial information has been prepared in accordance with the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading. The pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

The pro forma condensed combined financial information below should be read together with GigOptix’s and Terasquare’s historical consolidated financial statements and accompanying notes which have been previously filed with the SEC.

GIGOPTIX, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 28, 2015
(In thousands)

	GigOptix	Terasquare			Pro Forma Combined Adjustments		Pro Forma Combined
ASSETS	(in USD)	(in KRW)		(in USD)	(in USD)		(in USD)
Current assets:
Cash and cash equivalents	$18,382	KRW	393,113	$351	$(4,447)	A	$14,286
Short-term investments	-		54,600	49			49
Accounts receivable, net	7,843		-	-			7,843
Restricted cash	-		265,979	238			238
Inventories	6,824		-	-			6,824
Prepaid and other current assets	789		20,125	18			807
Total current assets	33,838		733,817	656	(4,447)		30,047
Property and equipment, net	2,309		33,421	30			2,339
Goodwill and intangible assets, net	12,342		4,654	4	4,792	B	17,138
Restricted cash	56		-	-			56
Other assets	133		174,879	156			289
Total assets	$48,678	KRW	946,771	$846	$345		$49,869

LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	$2,702	KRW	182,400	$163			$2,865
Accrued and other current liabilities	3,858		297,080	266			4,124
Convertible bonds	-		500,000	447	(447)	D	-
Long-term debt, current portion	-		194,000	173			173
Total current liabilities	6,560		1,173,480	1,049	(447)		7,162
Pension liabilities	346						346
Redeemable convertible preferred stock	-		5,483,662	4,898	(4,898)	D	-
Other long term liabilities	658		50,000	45			703
Total liabilities	7,564		6,707,142	5,992	(5,345)		8,211

Stockholders’ Equity / (Deficit)
Common stock	33		-	-			33
Additional paid-in capital	145,380		399,998	378	(378)	C	145,380
Treasury stock	(2,209)		-	-			(2,209)
Accumulated deficit	(102,378)		(6,160,369)	(5,712)	6,256	C	(101,834)
Accumulated other comprehensive income	288		-	188	(188)	C	288
Total stockholders’ equity / (deficit)	41,114		(5,760,371)	(5,146)	5,690		41,658
Total liabilities and stockholders’ equity / (deficit)	$48,678	KRW	946,771	$846	$345		$49,869

See accompanying notes to unaudited pro forma condensed combined financial information.

GIGOPTIX, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2014
(In thousands, except per shares amounts)

	GigOptix	Terasquare			Pro Forma Combined Adjustments		Pro Forma Combined
	(in USD)	(in KRW)		(in USD)	(in USD)		(in USD)
Revenue	$32,947	KRW	135,288	$128	$-		$33,075
Cost of revenue	13,711		-	-	324	E	14,035
Gross profit	19,236		135,288	128	(324)		19,040
Operating expenses:
Research and development expense	13,732		678,357	642	-		14,374
Selling, general and administrative expense	10,503		1,269,800	1,203	141	E	11,847
Restructuring expense	343		-	-	-		343
Total operating expenses	24,578		1,948,157	1,845	141		26,564
Loss from operations	(5,342)		(1,812,869)	(1,717)	(466)		(7,525)
Interest and other expense, net	(39)		-	-	-		(39)
Other income, net	70		12,667	12			82
Net loss before income taxes	(5,311)		(1,800,202)	(1,705)	(466)		(7,482)
Provision for income taxes	54				-		54
Loss from consolidated companies	(5,365)		(1,800,202)	(1,705)	(466)		(7,536)
Loss on equity investment	456		-	-			456
Net loss	$(5,821)	KRW	(1,800,202)	$(1,705)	$(466)		$(7,992)
Net loss per share - basic and diluted	$(0.18)						$(0.25)
Shares used in computing basic and diluted net loss per shares	31,851						31,851

See accompanying notes to unaudited pro forma condensed combined financial information.

GIGOPTIX, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 28, 2015
(In thousands, except per shares amounts)

	GigOptix	Terasquare			Pro Forma Combined Adjustments		Pro Forma Combined
	(in USD)	(in KRW)		(in USD)	(in USD)		(in USD)
Revenue	$18,900	KRW	310,228	$282	$-		$19,182
Cost of revenue	7,278		-	-	162	E	7,440
Gross profit	11,622		310,228	282	(162)		11,742
Operating expenses:
Research and development expense	6,472		329,190	299	-		6,771
Selling, general and administrative expense	5,212		480,818	437	71	E	5,720
Total operating expenses	11,684		810,008	736	71		12,491
Loss from operations	(62)		(499,780)	(454)	(233)		(749)
Interest and other expense, net	(6)		(5,918)	(5)	-		(11)
Other income, net	(18)						(18)
Net loss before income taxes	(86)		(505,698)	(459)	(233)		(778)
Provision for income taxes	25		-	-	-		25
Loss from consolidated companies	(111)		(505,698)	(459)	(233)		(803)
Loss on equity investment	3		-	-			3
Net loss	$(114)	KRW	(505,698)	$(459)	$(233)		$(806)
Net loss per share - basic and diluted	$(0.00)						$(0.02)
Shares used in computing basic and diluted net loss per shares	32,705						32,705

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1)	Basis of Purchase Price Allocation

The purchase consideration for the merger of approximately $4.4 million consisted of $4.0 million cash paid for the purchase of all of the shares of stock of Terasquare and approximately $0.4 million for the assumption of liabilities and debt of Terasquare, subject to certain adjustments

The total purchase price of $4.4 million was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition as follows (in thousands):

Tangible assets acquired:
Cash and cash equivalents	$22
Other current assets	17
Property, plant and equipment	22
Other assets	121
Liabilities assumed:
Accounts payable	(501)
Accrued compensation	(28)
Other current liabilities	(2)
Identifiable intangible assets acquired:
Trade name	990
Developed technology	2,270
IPR&D	380
Goodwill	1,156
Total purchase price	4,447

(2)	Pro Forma Combined Adjustments

The following pro forma combined adjustments have been reflected in the unaudited pro forma condensed combined financial information. These adjustments give effect to pro forma events that are (i) directly attributable to the Terasquare merger, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have continuing impact on the combined company.

Balance Sheet Adjustments

A) To reflect the cost paid for the purchase of all of the shares of stake of Terasquare and the payment of the convertible bonds.

B) To reflect the establishment of identifiable intangible assets of $3.6 million and goodwill of $1.2 million. For purposes of the pro forma condensed combined statement of operations, it was assumed that the $3.6 million is related to the following intangible assets: trade name, developed technology and IPR&D with assumed lives of 7 years.

(C) To reflect the elimination of Terasquare’s stockholders’ equity/(deficit) balances.

(D) To reflect the elimination of Terasquare’s convertible bonds and redeemable convertible preferred stock.

Income Statement Adjustments

(E) To reflect the expense associated with the amortization of intangibles.

For purposes of preparing these pro forma condensed combined financial statements, the fair value of Terasquare’s inventory, accounts receivable and property, plant and equipment were estimated to approximate their carrying value on the date of acquisition.